Exhibit 10.2

MERCADOLIBRE, INC.
2025 NON-EMPLOYEE DIRECTOR DEFERRED COMPENSATION PLAN

1.Purpose. The purpose of the MercadoLibre, Inc. 2025 Non-Employee Director Deferred Compensation Plan is to provide non-employee members of the Board of Directors of MercadoLibre, Inc., a Delaware corporation (the “Corporation”), with the opportunity to elect to defer all or a portion of the Restricted Stock Units (as defined below) granted to them by the Corporation.
2.Definitions. For purposes of the Plan:
a)“Account” shall mean the separate account maintained on the books of the Corporation for each Participant pursuant to Section 6.
b)“Board” shall mean the Board of Directors of the Corporation.
c)“Committee” shall mean the Compensation Committee of the Board, or a subcommittee thereof, or such other committee designated by the Board to administer the Plan.
d)“Common Stock” shall mean the common stock, par value U.S. $0.001 per share, of the Corporation, and all rights appurtenant thereto.
e)“Deferred Units” shall mean deferred units credited to a Participant’s Account pursuant to elections by the Participant under Section 5.
f)“Director” shall mean any member of the Board who is not an employee of the Corporation or any of its subsidiaries or affiliates.
g)“Fair Market Value” shall mean, as of any date, the closing price of the Common Stock as reported on the National Association of Securities Dealers Automated Quotations (NASDAQ) market for that date or, if no closing price is reported for that date, the closing price on the next preceding date for which a closing price is reported, unless otherwise determined by the Committee.
h)“Participant” shall mean a Director who makes a deferral election under Section 5 of the Plan.
i)“Plan” shall mean this MercadoLibre, Inc. 2025 Non-Employee Director Deferred Compensation Plan, as set forth herein and as amended from time to time.
j)“Restricted Stock Unit” shall mean the right to receive a share of Common Stock upon settlement, granted to the Participant under Section 8 of the Stock Plan.
k)“Section 409A” shall mean Section 409A of the Internal Revenue Code of 1986, as amended.
l)“Separation from Service” shall mean a “separation from service” from the Corporation, within the meaning of Section 409A and the regulations promulgated thereunder.
m)“Stock Plan” shall mean the MercadoLibre, Inc. Amended and Restated 2009 Equity Compensation Plan, as amended from time to time, or any successor equity plan adopted by the Corporation.
3.Administration. The Plan shall be administered by the Committee. The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof and establish, amend and revoke rules and regulations or impose conditions as it deems necessary or desirable for the administration of the Plan. All such interpretations, rules, regulations and conditions shall be final, binding and conclusive upon the Participants and all other persons having or claiming any right or interest in the Plan or the Deferred Units.

The Committee may approve such addenda to the Plan as it may consider necessary or appropriate for the purpose of facilitating the participation in the Plan of Participants who are foreign nationals, located outside the United States or subject to tax outside of the United States, which addenda may contain such terms and conditions as the Committee deems necessary or appropriate to accommodate differences in local law, tax policy or custom, which, if so required under applicable law, may deviate from the terms and conditions set forth in this Plan. The terms of any such addenda shall supersede the terms of the Plan to the extent necessary to accommodate such differences but shall not otherwise affect the terms of the Plan as in effect for any other purpose. The Committee shall have the authority, in its sole discretion, to modify the terms of any outstanding Deferred Units held by Participants who are foreign nationals, located outside of the United States or subject to tax outside of the United States with such terms and conditions as the Committee deems necessary or appropriate to accommodate differences in local law, tax policy or custom which deviate from the terms and conditions set forth in this Plan to the extent necessary or appropriate to accommodate such differences.
A majority of the Committee shall constitute a quorum. The Committee shall take action either by (i) a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) written approval by all of the members of the Committee without a meeting. The Committee may authorize any one or more of its members or any officer of the Corporation to execute and deliver documents on behalf of the Committee.
No member of the Board or Committee, and no officer of the Corporation to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board and the Committee and such officers shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law (except as otherwise may be provided in the Corporation’s Amended and Restated Certificate of Incorporation and/or Amended and Restated Bylaws) and under any directors’ and officers’ liability insurance that may be in effect from time to time.
4.Eligibility. Each Director shall be eligible to participate in the Plan and to make the elections provided under Section 5.
5.Deferral of Restricted Stock Units.
a)Annual Elections. Prior to the first day of each calendar year beginning on or after January 1, 2026, each Director may elect, in accordance with rules and procedures established by the Committee, to defer all or a portion of the Restricted Stock Units to be granted to the Director in such calendar year, which deferred Restricted Stock Units will be credited as Deferred Units to the Participant’s Account in accordance with Section 6(b). To be effective, such election must be completed and delivered to the Corporation prior to the first day of such calendar year. Any election made under this Section shall become irrevocable as of December 31 of the year prior to the year in which the Restricted Stock Units relating to the election are granted.
b)Initial Participant Elections. An individual who becomes a Director for the first time after a calendar year has commenced may elect, not later than the earlier of (i) the 30th day following the date the individual becomes a Director and (ii) to the extent permitted by Section 409A, the day prior to the grant of Restricted Stock Units in such calendar year to the Director, to defer all or a portion of the Restricted Stock Units to be granted to the Director in such calendar year, which deferred Restricted Stock Units will be credited as Deferred Units to the Participant’s Account.
c)Calendar Year 2025 Participant Elections. Notwithstanding the foregoing, following the adoption of the Plan by the Board, each Director may elect, not later than the earlier of (i) the 30th day following the date of adoption of the Plan by the Board and (ii) to the extent permitted by Section 409A, the day prior to a contemplated grant of Restricted Stock Units in calendar year 2025 to the Director, to defer all or a portion of the Restricted Stock Units to be granted to the Director in calendar year 2025, which deferred Restricted Stock Units will be credited as Deferred Units to the Participant’s Account.

d)Effect of Elections. Any election made pursuant to this Section shall remain in effect for the calendar year of such election. In order to elect to defer Restricted Stock Units for any subsequent calendar year, a Participant must make a new election prior to the calendar year for which the new election is to be effective. If a Participant does not make an election for a calendar year, no Restricted Stock Units will be deferred for such year. A Participant may not change the number of Restricted Stock Units deferred for a particular calendar year after the election is made for such year.
6.Account.
a)Restricted Stock Units. The crediting of Deferred Units to the Participant’s Account with respect to the deferral of Restricted Stock Units pursuant to Section 5 shall be made as of the dates the Restricted Stock Units granted to the Participant during the applicable calendar year become vested. The number of Deferred Units to be credited shall be equal to the number of Restricted Stock Units that are deferred by the Participant as of such date.
b)Cash Dividends. Unless otherwise determined by the Committee, whenever any cash dividends are declared on the Common Stock, the Corporation will credit the Account of each Participant on the date such dividend is paid with an amount of cash equal to the product of (x) the total number of Deferred Units credited to the Account, as applicable, on the record date for such dividend and (y) the per share amount of such dividend.
c)Capitalization Adjustments. In the event of any change in the Common Stock by reason of a split, reverse split or recapitalization, or conversion into or exchange for other securities as a result of a merger, consolidation or reorganization, in each case, as described in Section 9 of the Stock Plan, the Deferred Units credited to the Account of each Participant shall be increased or decreased proportionately in accordance with Section 9 of the Stock Plan.
7.Payment of Account. Payment of the Participant’s Account shall be made to the Participant (or, in the event of the Participant’s death, to the Participant’s beneficiary, as provided in Section 9) in shares of Common Stock equal to the number of Deferred Units credited to the Participant’s Account (provided that any fractional Deferred Units shall be paid in cash based on the Fair Market Value of one share of Common Stock on the payment date), as provided below. Deferred Units issued and settled under this Plan shall be granted under the Stock Plan and shall be considered “other awards” granted pursuant to Section 8 of the Stock Plan.
a)Distribution Other than upon Death. Amounts credited to the Participant’s Account shall be paid, as irrevocably elected by the Participant in accordance with the provisions of, and subject to the deadlines of, Section 5, as applicable, as follows:
i)in a single lump sum within 90 days following the date the Participant incurs a Separation from Service for any reason other than his or her death; or
ii)in up to ten annual installments beginning within 90 days following the date the Participant incurs a Separation from Service for any reason other than his or her death and, with respect to remaining installments, in January of each calendar year following such Separation from Service.
In the absence of a designation of the form of distribution with respect to a deferral year, payment shall be made in accordance with sub-paragraph (i) above for such deferral year.
b)Distribution upon Death. If a Participant incurs a Separation from Service due to death or his or her death occurs after Separation from Service but before payment to him or her of the entire balance of his or her Account, all or the remaining balance of his or her Account shall be paid to such Participant’s beneficiaries in a lump sum within 90 days following the date of death.

8.Material Transaction. Unless otherwise determined by the Committee, in the event of a Material Transaction (as defined in the Stock Plan) that constitutes a “change in control event” within the meaning of Section 409A, the Account of each Participant shall be paid to the Participant (or, in the event of the Participant’s death, to the Participant’s beneficiary, as provided in Section 9) in a lump sum within ten business days after the date of the Material Transaction.
9.Beneficiary Designation. Each Participant shall have the right, at any time, to designate any person or persons, including a trust, as his or her beneficiary or beneficiaries to whom payment under the Plan shall be paid in the event of his or her death prior to payment to the Participant of the entire balance of his or her Account. Any beneficiary designation may be made or changed by a Participant by a written instrument, in such form prescribed by the Committee, which is filed with the Corporation prior to the Participant’s death. If a Participant fails to designate a beneficiary, or if all designated beneficiaries predecease the Participant, the Account shall be paid to the Participant’s estate.
10.Amendment and Termination. The Board may amend or terminate the Plan at any time in whole or in part; provided, however, that no amendment or termination shall reduce the Deferred Units credited to a Participant’s Account or adversely affect the rights of a Participant to receive such Deferred Units, without the consent of the Participant (or the Participant’s beneficiary in the event of the Participant’s death). Notwithstanding the foregoing, the Plan may be amended at any time, without the consent of any Participant (or beneficiary), if necessary or desirable to comply with the requirements, or avoid the application, of Section 409A.
11.General Provisions.
a)Unfunded Plan. All payments hereunder shall be made by the Corporation from its general assets at the time and in the manner provided for in the Plan. No funds, securities or other property of any nature shall be segregated or earmarked for any current or former Participant, beneficiary or other person, and any such person’s sole right under the Plan is as a general creditor of the Corporation with an unsecured claim against its general assets.
b)Non-Alienation of Benefits. Neither a Participant nor any other person shall have any rights to sell, assign, transfer, pledge, anticipate, or otherwise encumber the amounts, if any, payable under the Plan. Any attempted sale, assignment, transfer, pledge, anticipation or encumbrance shall be null and void and without any legal effect. No part of the amounts payable under the Plan shall be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency.
c)Section 409A. Notwithstanding any provision of the Plan to the contrary, the Plan will be construed, administered or deemed amended as necessary to comply with the requirements of Section 409A so as to avoid taxation under Section 409A to the extent Section 409A applies to the Plan. Each payment and benefit hereunder shall constitute a “separately identified” amount within the meaning of Treasury Regulation §1.409A-2(b)(2). The Committee, in its sole discretion, shall determine the requirements of Section 409A that are applicable to the Plan and shall interpret the terms of the Plan in a manner consistent therewith. Under no circumstances, however, shall the Corporation or any affiliate or any of its or their employees, officers, directors, service providers or agents have any liability to any person for any taxes, penalties or interest due on amounts paid or payable under the Plan, including any taxes, penalties or interest imposed under Section 409A.
d)No Stockholder Rights. Neither a Participant nor any other person shall have any rights as a stockholder of the Corporation with respect to the Deferred Units credited to the Participant’s Account until shares of Common Stock are issued to the Participant (or the beneficiary of the Participant) in accordance with Section 7.

e)Severability. If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be enforced as if the invalid provisions had never been set forth therein.
f)Successors in Interest. The obligation of the Corporation under the Plan shall be binding upon any successor or successors of the Corporation, whether by merger, consolidation, sale of assets or otherwise, and for this purpose reference herein to the Corporation shall be deemed to include any such successor or successors.
g)Governing Law. The Plan shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware, without giving effect to principles of conflict of laws.

As adopted by the Board of Directors of MercadoLibre, Inc. on July 29, 2025.